Exhibit 99.3
For Immediate Release — November 4, 2010
Telular Corporation Declares Special One-Time Cash Dividend
and Regular Quarterly Dividend
CHICAGO, IL USA—Telular Corporation (NASDAQ: WRLS)
Telular Corporation, a global leader in connecting businesses and machines over wireless networks, today announced the declaration of a special one-time cash dividend of $1.00 per share on its common stock, payable November 22, 2010, to shareholders of record at the close of business on November 15, 2010. Additionally, the Company announced the declaration of a regular quarterly dividend of $0.10 per share on its common stock, payable November 22, 2010, to shareholders of record at the close of business on November 15, 2010.
“The dividend actions we are announcing today reflect the culmination of Telular’s transformation to a recurring revenue model, with a consistent ability to generate operating cash flow. In addition, our actions reflect the board’s goal of ensuring that Telular’s value is properly realized by shareholders from a total return perspective,” said Joe Beatty, president and CEO of Telular. “We have been growing our cash balance over time and for this reason, the board decided to return cash to shareholders through the declaration of a special dividend. In addition to the special dividend, the board has declared a regular quarterly dividend of $0.10 per share. With net income before non-cash items for fiscal 2011 estimated at $8.0 — $9.0 million, we expect to grow our cash balance on top of the dividend actions announced today,” concluded Mr. Beatty.
According to Jonathan Charak, CFO of Telular, “We are excited to share the benefit of our reliable cash production with shareholders in such a tax-efficient manner. Although we are currently unable to determine the exact amount, we believe that a majority of the cash distribution paid on November 22nd will be characterized as a Non-Dividend Distribution for 1099 reporting purposes.”

About Telular
Telular Corporation provides event monitoring and wireless access solutions for business and residential customers, enabling security systems and other industrial applications to utilize wireless technology. With over 20 years of experience in the wireless industry, Telular Corporation has developed solutions to deliver remote access for voice and data without significant network investment or disruption. Headquartered in Chicago, Telular Corporation has additional offices in Atlanta and Miami. For more information, please visit www.telular.com.
Investor Contact:
The BlueShirt Group
Brinlea Johnson (212) 551-1453
Chris Danne (415) 217-5865
Media Contact:
Pam Benke
Telular Corporation
pbenke@telular.com
(678) 909-4616
Please be advised that some of the information in this release presents the Company’s intentions, beliefs, judgments and expectations of the future and are forward-looking statements. Statements regarding expectations, including performance assumptions, estimates relating to future cash flows, dividend amounts and capital requirements, as well as other statements that are not historical facts, are forward-looking statements. For example, the statements relating to Telular’s “consistent ability to generate operating cash flow,” that “we expect to grow our cash balance on top of the dividend actions announced today” and that “85% of the total dividend paid on November 22nd will be considered a return of capital and therefore, free from current income taxes for Telular shareholders” are forward-looking statements. These statements reflect management’s judgments based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer growth and retention, pricing, operating costs and the economic environment. It is important to note that the Company’s actual results could differ materially from these forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s report on Form 10-K for the fiscal year ended September 30, 2009 Copies of these filings may be obtained by contacting the Company or the SEC.